Exhibit 10.31
EXECUTION VERSION

FIRST AMENDMENT TO WAREHOUSE LOAN AGREEMENT
Dated as of April 1, 2011
among
ALC WAREHOUSE BORROWER, LLC, as Borrower,
THE LENDERS FROM TIME TO TIME PARTY HERETO,
and
CREDIT SUISSE AG, NEW YORK BRANCH, as Agent

FIRST AMENDMENT TO WAREHOUSE LOAN AGREEMENT
     THIS FIRST AMENDMENT TO WAREHOUSE LOAN AGREEMENT, dated as of April 1, 2011 (this “Amendment”), is entered into by and among ALC WAREHOUSE BORROWER, LLC, as Borrower, the Lenders from time to time party to the Warehouse Agreement (defined below) and CREDIT SUISSE, NEW YORK BRANCH AG, as Agent. Capitalized terms used and not otherwise defined herein are used as defined in the Warehouse Loan Agreement, dated as of May 26, 2010 (as amended, restated, modified and supplemented from time to time, the “Warehouse Agreement”), among ALC Warehouse Borrower, LLC, as Borrower, the Lenders from time to time a party thereto, and Credit Suisse AG, New York Branch, as Agent;
     WHEREAS, the parties hereto desire to amend the Warehouse Agreement in certain respects as provided herein;
     NOW THEREFORE, in consideration of the premises and other material covenants contained herein, the parties hereto agree as follows:
     Section 1. Amendments to the Warehouse Agreement. Section 1.01 of the Warehouse Agreement is hereby amended by:
          (a) inserting a new definition of “Agent Account” after the definition of “Agent” as follows:
     ““Agent Account” means Bank of New York, ABA: 021000018, Account Name: NY Participation Account, Account Number: 8900329262.”
          (b) deleting the definition of “Advance Borrowing Base” in its entirety and inserting the following in lieu thereof:
     ““Advance Borrowing Base” means, as of any date with respect to the Portfolio and calculated on an aggregate basis (after giving effect to (x) the addition to the Advance Borrowing Base of any and all Aircraft to the Portfolio on such date and Cash Collateral to be added to the Cash Collateral Account or made available for drawing under any Acceptable Letter of Credit, in each case, on such date and (y) the reduction of the Advance Borrowing Base in respect of any and all Aircraft, Airframes or Engines to be released from the Portfolio, Cash Collateral to be released from the Cash Collateral Account, and availability to be reduced or eliminated with respect to any Acceptable Letter of Credit, in each case, on such date in accordance with Section 7.04(d), Section 11.23 or otherwise), the sum of (a) seventy percent (70.0%) of the Aggregate Aircraft Value at such time plus (b) fifty percent (50.0%) of Cash Collateral held by the Depositary in the Cash Collateral Account and available for drawing under any Acceptable Letter of Credit, in each case, at such time.”
          (c) deleting the definition of “Aircraft Leasing Subsidiary” in its entirety and inserting the following in lieu thereof:

[First Amendment to Warehouse Loan Agreement]
     ““Aircraft Leasing Subsidiary” means (a) a wholly owned (directly or indirectly) Subsidiary of the Borrower which was created for the sole purpose of leasing Aircraft from the Borrower or an Aircraft Owning Subsidiary and leasing such Aircraft to a Lessee or Lessees or (b) a trust, the entire beneficial interest in which is wholly owned (directly or indirectly) by the Borrower, which was created for the sole purpose of leasing (directly or indirectly) Aircraft from the Borrower or Aircraft from an Aircraft Owning Subsidiary and leasing such Aircraft to a Lessee or Lessees, in any case, incorporated, organized or formed under the laws of any state of the United States (or the District of Columbia), Ireland or any other jurisdiction acceptable to the Agent.”
          (d) deleting the definition of “Aircraft Value” in its entirety and inserting the following in lieu thereof:
     ““Aircraft Value” means, with respect to any Aircraft, the lesser of (a) (i) the arithmetic average of the Appraised Values as set forth in three Independent Appraisals, one from each of the three Independent Appraisers, provided to the Agent with respect to the Transfer Date for such Aircraft minus (ii) as of any date of determination, the product of (x) the Monthly Depreciation for such Aircraft multiplied by (y) the number of full Measuring Periods elapsed from the Transfer Date of such Aircraft to the date of the most recent Settlement Date to have occurred and (b) the arithmetic average of the Appraised Values as set forth in three Independent Appraisals, one from each of the three Independent Appraisers, then most recently delivered to the Agent (or, in the case of an Aircraft which has suffered an Event of Loss, then most recently delivered to the Agent prior to such Event of Loss); provided, however, that in any event, with respect to any Aircraft with a Financed Modification, the “grossed up” Independent Appraisal with respect thereto shall be applicable upon substantial completion of such Financed Modification.”
          (e) deleting the definition of “Applicable LTV Percentage” in its entirety and inserting the following in lieu thereof:
     ““Applicable LTV Percentage” means, from and including the Closing Date to but excluding the twelfth Settlement Date following the Availability Expiration Date, 70.0%; from and including the twelfth Settlement Date following the Availability Expiration Date to but excluding the twenty-fourth Settlement Date following the Availability Expiration Date, 62.5%; from and including the twenty-fourth Settlement Date following the Availability Expiration Date to but excluding the thirty-sixth Settlement Date following the Availability Expiration Date, 55.0%; and on the thirty-sixth Settlement Date following the Availability Expiration Date and thereafter, 50.0%.”
          (f) deleting the definition of “Applicable Margin” in its entirety and inserting the following in lieu thereof:
     ““Applicable Margin” means two and one-half percent (2.50%).”

[First Amendment to Warehouse Loan Agreement]
          (g) deleting the definition of “Availability Period” in its entirety and inserting the following in lieu thereof:
     ““Availability Period” means the period commencing on the Closing Date and ending on the Settlement Date occurring in June 2013, as extended in accordance with Section 2.02, and as earlier terminated pursuant to the terms hereof, including Section 2.07 hereof.”
          (h) deleting the definition of “Available Collateral Debt Amount” in its entirety and inserting the following in lieu thereof:
     ““Available Collateral Debt Amount” means, with respect to any Aircraft, the product of (A) the Prepayment Percentage related to such Aircraft immediately prior to the time of determination times (B) the Aircraft Value with respect to such Aircraft at the time of determination.”
          (i) Inserting a new definition of “Borrower’s Account” after the definition of “Borrowing Base” as follows:
     ““Borrower’s Account” means the “Borrower’s Account” established by the Depositary pursuant to the Depository Agreement.”
          (j) deleting the definition of “Defaulting Lender” in its entirety and inserting the following in lieu thereof:
     ““Defaulting Lender” means any Lender, as determined by the Agent, that has on the date of determination (a) failed to fund any portion of its Loans at the time required to be funded by it hereunder, except that a Lender shall not be a Defaulting Lender pursuant to this clause (a) with respect to an Advance pursuant to Section 2.03 that is received in the Agent Account prior to 11:59 p.m. (New York City time) on the relevant Prefunding Date, (b) notified the Borrower, the Agent, or any Lender that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit or (c)(i) become or is insolvent or (ii) become the subject of an Insolvency or Liquidation Proceeding, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such Insolvency or Liquidation Proceeding.”
          (k) deleting the definition of “Eligibility Amount” in its entirety and inserting the following in lieu thereof:

[First Amendment to Warehouse Loan Agreement]
     ““Eligibility Amount” means, at any time, an amount equal to the quotient of (a) the Maximum Facility Amount (without regard to any increase in the Maximum Facility Amount until any such increase is effective as provided in Section 2.01(c)(iii)) divided by (b) 70.0%.”
          (l) deleting the definition of “Eligible L/C Issuer” in its entirety and inserting the following in lieu thereof:
     ““Eligible L/C Issuer” means any bank or other financial institution acceptable to the Agent which has at all times both (a) a long-term senior unsecured debt rating of “A” or better from S&P and (b) a long-term senior unsecured debt rating of “A2” or better from Moody’s.”
          (m) Inserting a new definition of “Euro Deposit Account” after the definition of “ERISA Affiliate” as follows:
     ““Euro Deposit Account” means the “Euro Deposit Account” established by the Depositary or an Affiliate of the Depositary pursuant to the Depository Agreement.”
          (n) Deleting the reference to “Concentration Account” in the definition of “Interest Coverage Ratio” and inserting “Borrower’s Account” in lieu thereof;
          (o) Inserting a new definition of “Irish Deposit Account” after the definition of “Ireland” as follows:
     ““Irish Deposit Account” means the “Irish Deposit Account” established pursuant to the Depository Agreement.”
          (p) deleting the definition of “Prefunding Advances” in its entirety and inserting the following in lieu thereof:
     ““Prefunding Advances” means Prefunding Advances made by Lenders to the Agent Account pursuant to Section 2.03, but only to the extent that such amounts remain in the Agent Account or the Prefunding Account.”
          (q) deleting the definition of “Prefunding Date” in its entirety and inserting the following in lieu thereof:
     ““Prefunding Date” means, for any Advance, the Business Day immediately preceding the related Transfer Date or such earlier date as requested by the Borrower and agreed to by the Agent as provided in Section 2.03(a), on which the Prefunding Advances are to be advanced to the Agent Account.”

[First Amendment to Warehouse Loan Agreement]
          (r) deleting the definition of “Prepayment Percentage” in its entirety and inserting the following in lieu thereof:
     ““Prepayment Percentage” means, with respect to any Aircraft, a fraction, expressed as a decimal carried to five (5) decimal places, calculated as follows:

PP	=	OPB FA

where

“AAV”	=	the Aggregate Aircraft Value immediately prior to the applicable prepayment;

“AV”	=	the Aircraft Value of such Aircraft immediately prior to the applicable prepayment;

“FA”	=	the greater of (i) AAV minus PEA and (ii) AV;

“OPB”	=	the aggregate outstanding principal balance of the Loans (including any outstanding Special Loans) immediately prior to the applicable prepayment;

“PEA”	=	the Prefunded Equity Amount immediately prior to the applicable prepayment; and

“PP”	=	the Prepayment Percentage.”
          (s) deleting the reference to “Concentration Account” in the definition of “Six Month Interest Coverage Ratio” and inserting “Borrower’s Account” in lieu thereof.
          (t) deleting the definition of “Total Funded Amount” in its entirety.
     Section 2. Section 2.03(a) of the Warehouse Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:
          “(a) The making of each Advance by each Lender hereunder shall be subject to receipt by the Agent of a Notice of Borrowing not later than 11:00 a.m. (New York City time) on the third Business Day prior to the date of the proposed Transfer Date. Advances to fund an approved Financed Modification shall be made upon receipt by the Agent of a Notice of Borrowing not later than 11:00 a.m. (New York City time) on the third Business Day prior to the date of the proposed Advance, together with all information with respect thereto reasonably requested by the Agent (including, but not limited to evidence of the expected or actual cost (including but not limited to invoices) of such Financed Modification and evidence of substantial completion of such Financed Modification), in each case in form and substance satisfactory to the Agent. Upon receipt of such Notice of Borrowing (but in no event later than the end of the day the Agent receives such Notice of Borrowing), the Agent shall notify each applicable

[First Amendment to Warehouse Loan Agreement]
Designated Lender of the amount of the Advance to be made by such Designated Lender on such Transfer Date by delivering an Agent’s Financing Notice to such Designated Lender. At the time the Agent delivers to each Designated Lender an Agent’s Financing Notice, the Agent shall deliver to each Lender a copy of the related Request sent to the Agent by the Borrower. Each Designated Lender shall make its Advance, or instruct (followed by reasonably diligent attention to such instruction until such time as the Agent shall have received such Advance) its correspondent bank, if any, to make its Advance, or cause the Conduit Lender it sponsored or for which it acts as a Support Party, if any, to make its Advance, to the Agent Account by 2:00 p.m. (New York City time) on the Prefunding Date to be forwarded by the Agent to the Prefunding Account by the end of such Business Day (and, if such Advance has been wired but not received by the time required hereby, the applicable Designated Lender shall immediately provide confirmation that such Advance has been made, which confirmation may be accomplished by providing a SWIFT confirmation or Fed Reference Number), which, unless extended in accordance with the following sentences, shall be the Business Day immediately preceding the date of the proposed Transfer Date to the Agent Account. Subject to the fulfillment of the conditions as set forth in Section 5.02 for such Advance (as may be modified by Section 5.03), and to the Agent’s receipt of each Lender’s Advance from such Lender, the Agent shall on the relevant Transfer Date make available to the Borrower at such account in the United States designated by the Borrower, the amount of such Advance in immediately available funds via wire transfer. Notwithstanding the preceding sentence, and subject to clause (b) below, the Borrower may request (i) the Transfer Date be extended to a date specified in writing by the Borrower to the Agent, which request the Agent may grant in its sole and absolute discretion and (ii) the Lenders make available the amount of such Prefunding Advance in the Prefunding Account for a period of time no greater than five (5) Business Days prior to the applicable Transfer Date. Such amounts contemplated in this Section 2.03 to be held in the Prefunding Account shall be invested overnight at the Borrower’s risk and direction in Permitted Investments (the proceeds of which shall be for the account of the Borrower) in accordance with the Depository Agreement. If the conditions of Section 5.02 are not satisfied, deferred pursuant to Section 5.03 or waived in accordance with this Agreement on such Transfer Date, as such Transfer Date may be extended in accordance with clause (i) above, any amounts advanced by the Lenders pursuant to this clause (a) shall be returned to the Agent Account to be forwarded by the Agent to the applicable Lenders and any amounts advanced by ALC pursuant to Section 5.02(b) shall be returned to ALC, in either case on such proposed Transfer Date (or, if after 2:00 p.m. New York time, on the next Business Day). Any amounts made available pursuant to clause (ii) above shall accrue interest as provided in Section 3.04(a)(i) and (ii).”
     Section 3. Section 3.02(f) of the Warehouse Agreement is hereby amended by deleting the reference to “Concentration Account” and inserting “Borrower’s Account for further credit to the applicable Facility Account” in lieu thereof.
     Section 4. Section 3.03(a) of the Warehouse Agreement is hereby amended by:
          (a) deleting each reference to “Concentration Account” in the first paragraph of Section 3.03(a) and inserting “other Facility Accounts” in lieu thereof; and

[First Amendment to Warehouse Loan Agreement]
          (b) deleting the reference to “Concentration Account” in clause second of Section 3.03(a) and inserting “Borrower’s Account for further credit to the applicable Facility Account” in lieu thereof.
     Section 5. Section 3.03(b) of the Warehouse Agreement is hereby amended by deleting clause fifth thereof in its entirety and inserting the following in lieu thereof:
     “fifth, to the Lenders for the payment of the unpaid principal amount of the Loans in an amount equal to but not exceeding, with respect to such an Aircraft, the Prepayment Amount or, with respect to such an Airframe or Engine, all of the proceeds of such Disposition;”
     Section 6. Section 3.03(c) of the Warehouse Agreement is hereby amended by deleting the reference to “Concentration Account” in the first paragraph of Section 3.03(c) and inserting “other Facility Accounts” in lieu thereof.
     Section 7. Section 3.03(d) of the Warehouse Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:
          “(d) All payments to Designated Lenders shall be made to the Agent Account to be forwarded by the Agent to each Designated Lender in accordance with the payment instructions for the applicable Designated Lender in Schedule I, unless otherwise directed in writing by the applicable Designated Lender.”
     Section 8. Section 3.04(b) of the Warehouse Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:
     “(b) From and after the Availability Expiration Date, the Loans shall bear additional interest (in addition to the interest payable pursuant to clause (a) above and clause (c) below (if any)) on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to, (i) from and including the Availability Expiration Date to but excluding the first Interim Repayment Date, 0.75% per annum, (ii) from and including the first Interim Repayment Date to but excluding the second Interim Repayment Date, 1.25% per annum, (iii) from and including the second Interim Repayment Date to but excluding the third Interim Repayment Date, 1.75% per annum and (iv) from and including the third Interim Repayment Date and thereafter, 2.25% per annum (all such aggregated additional interest owing on any Loans pursuant to clauses (i) through (iv), the “Aggregated Additional Interest”). Such accrued interest shall be aggregated on the last day of such Interest Period and any such amount owing as Aggregated Additional Interest shall, upon such aggregation, accrue interest at the Applicable Rate (plus the Default Margin if a Facility Event of Default has occurred and is continuing) and shall be deemed “Aggregated Additional Interest”. Aggregated Additional Interest and the interest thereon shall be payable in arrears in accordance with Section 3.03.”
     Section 9. Section 3.05 of the Warehouse Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

[First Amendment to Warehouse Loan Agreement]
     “SECTION 3.05 Unutilized Fee. A fee equal to 0.750% per annum of the daily average aggregate Unused Allocated Amount shall accrue from the Closing Date (the “Unutilized Fee”) and shall be due and payable to the Lenders ratably in accordance with each Lender’s Loan Percentage of such Unused Allocated Amount in arrears on each Settlement Date to the extent provided in Section 3.03. To the extent that an Unutilized Fee paid to a Lender does not correspond with the amount provided herein for the applicable Settlement Date, such payment will be reconciled by the Borrower on the immediately succeeding Settlement Date, to the extent provided in Section 3.03.”
     Section 10. Section 4.06(d) of the Warehouse Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:
          “(d) Subject to clause (g) and without duplication of any amount payable under clause (a)(i), the Borrower shall indemnify each Protected Party for any Non-Excluded Taxes and Other Taxes levied, imposed or assessed on such Protected Party with respect to any payment by or on account of any obligation of the Borrower under any Loan Document whether or not such Non-Excluded Taxes or Other Taxes are correctly or legally asserted by the relevant Governmental Entity, provided, that the Borrower shall have no liability hereunder in respect of interest, penalties or additions to tax attributable to any Non-Excluded Taxes or Other Taxes if such interest, penalties or additions to tax are the result of the gross negligence or willful misconduct of the Agent (it being understood and agreed that the Borrower will pay the Agent’s reasonable legal costs to defend any such action, unless it is determined in a final, non-appealable judgment by a court of competent jurisdiction that such interest, penalties or additions to tax are the direct result of the gross negligence or willful misconduct of the Agent). In addition, the Borrower shall indemnify each Protected Party for any incremental Taxes and Other Taxes that may become payable by such Protected Party as a result of any failure of the Borrower to deliver to the Agent, pursuant to clause (c), documentation evidencing the payment of Taxes or Other Taxes. With respect to indemnification for Non-Excluded Taxes and Other Taxes actually paid by any Protected Party or the indemnification provided in the immediately preceding sentence, such indemnification shall be made within 30 days after the date such Protected Party makes written demand therefor accompanied by a written statement describing the basis for such indemnity and the computation of the amount payable. The Borrower acknowledges that any payment made to any Protected Party in respect of the indemnification obligations of the Borrower provided in this clause shall constitute a payment in respect of which the provisions of clause (a)(i) and this clause shall apply.”
     Section 11. Section 7.04(a) of the Warehouse Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:
          “(a) The Borrower shall cause the Depositary to create the Concentration Account, the Prepayment Accounts, the Collection Account, the Rent Account, the Deposit Account, the Cash Collateral Account, the Prefunding Account, the Aircraft Expenses Account, the Additional Collateral Account, the Lessee Accounts and other Depository Accounts, in each case in accordance with the terms of the Depository Agreement. The Borrower shall, and shall cause the Servicer and each Aircraft Subsidiary to, deposit all Cash Flow received by each such Person directly into the Borrower’s Account, the Euro Deposit Account or the Irish Deposit Account, in each

[First Amendment to Warehouse Loan Agreement]
case, for further credit to the applicable Facility Account. The Borrower shall, and shall cause the Servicer and each applicable Aircraft Subsidiary to, instruct each Lessee in writing to make all payments under the applicable Lease (except for Excepted Payments (which shall be payable to the Persons for whose benefit any such payment is made)) directly to the Borrower’s Account, the Euro Deposit Account or the Irish Deposit Account, in each case, for further credit to the applicable Facility Account.”
     Section 12. Section 7.04(b) of the Warehouse Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:
          “(b) On or before the Transfer Date for an Aircraft, the Borrower shall (i) transfer or cause to be transferred all cash held by any ALC Party (or any applicable Seller) as a “security deposit” (or other similar term as defined and used in any aircraft lease), if any, with respect to any Lease for such Aircraft (each, along with any additional “security deposits” paid pursuant to any Lease for such Aircraft, a “Deposit”) to the Borrower’s Account, the Euro Deposit Account or the Irish Deposit Account, in each case, for further credit to the Deposit Account or an Individual AS Account, (ii) deliver to the Agent a certificate from an Authorized Officer of the Borrower certifying that the amount so transferred is the correct amount as required by the applicable Lease, and (iii) direct each applicable Lessee in writing to pay any Deposit paid after such Transfer Date and prior to the Termination Date directly to the Borrower’s Account, the Euro Deposit Account or the Irish Deposit Account, and upon receipt thereof, by the Depositary, pursuant to the Depository Agreement, shall transfer such amount: (x) in the case of a Lease that requires that the Deposit be maintained in a separate account, to a Lessee Segregated Account to be maintained therein in accordance with the applicable terms of the Lease, (y) in the case of a Lease that requires that interest be paid on the Deposit, to a Lessee Interest Account and (z) in all other cases, to the applicable Deposit Account. The Agent shall cause the Depositary to pay to the Borrower or the applicable Aircraft Subsidiary for payment to the applicable Lessee all or part of the applicable Deposit as and when required pursuant to the applicable Lease upon receipt of a written notice to the Agent signed by an Authorized Officer of the Borrower certifying that the applicable Lessee is entitled to all or part of such Deposit under the applicable Lease, together, at the request of the Agent, with copies of all supporting documentation required under such Lease to evidence such entitlement. The Borrower or the applicable Aircraft Subsidiary, as the case may be, shall, as between it and its Lessee and notwithstanding the Depositary or the Collateral Agent’s holding of any such Deposits, remain responsible for transmitting, or causing to be transmitted, the appropriate amount of such Deposits to its Lessee entitled to the applicable Deposit. Upon termination of any Lease, any Deposits remaining in the Deposit Account with respect thereto after payment of any amounts owed to the related Lessee shall be transferred to the Concentration Account. If a Deposit is in the form of a letter of credit, unless waived by the Agent in writing, the letter of credit shall be issued or re-issued to the Borrower or the applicable Aircraft Subsidiary not later than the Transfer Date for the relevant Aircraft, the letter of credit shall be payable only to the Borrower’s Account, the Euro Deposit Account or the Irish Deposit Account, in each case, for further credit to the Deposit Account, and the Borrower shall, or shall cause such Aircraft Subsidiary to, draw such letter of credit as a Deposit at the instruction of the Agent, subject to the terms of the applicable Lease and

[First Amendment to Warehouse Loan Agreement]
letter of credit, and such Deposit is to be transferred to and to be held or applied by the Borrower pursuant to the terms of this Agreement and the Depository Agreement. Upon request of the Agent, the Borrower or the applicable Aircraft Subsidiary shall deliver any such letters of credit to the Collateral Agent, and the Collateral Agent will hold such letters of credit pursuant to the terms of the Security Agreement.”
     Section 13. Section 7.04(c) of the Warehouse Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:
          “(c) On or before the Transfer Date for an Aircraft, the Borrower shall (i) transfer or cause to be transferred all cash held by any ALC Party (or any applicable Seller) as a “maintenance reserve” (or similar term defined and used in any aircraft lease), if any, with respect to such Aircraft (each, along with any additional “maintenance reserve” paid pursuant to any Lease for such Aircraft, a “Maintenance Reserve”) to the Borrower’s Account, the Euro Deposit Account or the Irish Deposit Account, in each case, for further credit to the Rent Account, (ii) deliver to the Agent a certificate from an Authorized Officer of the Borrower and the Servicer certifying that the amount so transferred is correct as required by the applicable Lease, and submit copies of all supporting documentation and other data to which the Borrower or the Aircraft Subsidiary, as the case may be, is entitled to support the determination of such amount, and (iii) direct each applicable Lessee in writing to pay any such Maintenance Reserve paid after such Transfer Date and prior to the Termination Date directly to the Borrower’s Account, the Euro Deposit Account or the Irish Deposit Account, in each case, for further credit to Rent Account. Such amounts in the Rent Account shall be applied on the immediately succeeding Settlement Date as provided in Section 3.03.”
     Section 14. Section 7.04(h) of the Warehouse Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:
          “(h) At any time, the Borrower may elect to provide the Collateral Agent with an Acceptable Letter of Credit as Cash Collateral otherwise required to be maintained in the Cash Collateral Account. At any time an Acceptable Letter of Credit is issued as Cash Collateral, the amount of cash and the principal amount of Permitted Investments held in the Cash Collateral Account shall not be less than $15,000,000 in the aggregate. Any such Acceptable Letter of Credit shall be issued in favor of the Collateral Agent and shall secure the amounts described in clause (f) above and be made available for drawing against amounts described in clause (f) above. At the time of issuance of any Acceptable Letter of Credit, the Borrower shall provide to the Agent, the Collateral Agent, each Lender and each other Protected Party, prior to the exercise of the Borrower’s right hereunder to provide an Acceptable Letter of Credit as Cash Collateral, evidence reasonably acceptable to the Agent as to the due authorization, execution and delivery by and the enforceability of such Acceptable Letter of Credit against such issuer (it being understood that an opinion of counsel shall not be required evidence as to the due authorization, execution and delivery by and the enforceability of such Acceptable Letter of Credit against such issuer). If, at any time while Loans or other Obligations under the Loan Documents remain unpaid, an issuer ceases to be an Eligible L/C Issuer, unless the non-conforming Acceptable Letter of Credit is replaced with an Acceptable Letter of Credit within sixty (60) days after the Borrower obtains knowledge of such event, the Agent may, either

[First Amendment to Warehouse Loan Agreement]
(x) draw on the non-conforming Acceptable Letter of Credit in an amount equal to the amount available for drawing under such non-conforming Acceptable Letter of Credit or (y) direct that the Borrower fund the Cash Collateral Account in an amount equal to the amount available for drawing under the non-conforming Acceptable Letter of Credit. In the event that the Collateral Agent draws on an Acceptable Letter of Credit, such proceeds shall be immediately deposited into the Collection Account. Upon the replacement of any non-conforming Acceptable Letter of Credit with a conforming Acceptable Letter of Credit, such non-conforming Acceptable Letter of Credit shall be returned to the Borrower for cancellation.”
     Section 15. Schedule I to the Warehouse Agreement is hereby amended by deleting it in its entirety and inserting the Schedule I attached hereto in lieu thereof. In connection with the change in certain Lenders’ Allocations that will be effective as provided in Section 19 hereof, each Lender agrees to make and/or receive transfers of funds from other Lenders as shall be necessary to cause the outstanding principal balance of the Loans held by the Lenders to be in the same relative proportion as provided in Schedule I hereto under the column entitled “Pro-Rata Share”.
     Section 16. Paragraph 2(c)(ii) of Schedule II to the Warehouse Agreement is hereby amended by:
          (a) deleting the reference to “B787-800” and inserting “B787-8” in lieu thereof; and
          (b) deleting the reference to “B787-900” and inserting “B787-9” in lieu thereof.
     Section 17. Paragraph 4(a) of Schedule II to the Warehouse Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:
“(a)	if (i) the aggregate amount of the Loans then outstanding exceeds 35% of the Maximum Facility Amount and (ii) the weighted average (by Aircraft Value) remaining lease term of all Leases associated with each Aircraft then in the Portfolio is less than thirty-six (36) months, then the Lease associated with the Aircraft to be funded must have a remaining lease term greater than thirty-six (36) months.”
     Section 18. Paragraph 4(b) of Schedule II to the Warehouse Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:
“(b)	if (i) the aggregate amount of the Loans then outstanding exceeds 35% of the Maximum Facility Amount and (ii) the weighted average (by Aircraft Value) age of all Aircraft then in the Portfolio is greater than five (5.0) years old (measured from date of manufacture), then the Aircraft to be funded must be younger than five (5.0) years old (measured from date of manufacture).”

[First Amendment to Warehouse Loan Agreement]
     Section 19. Effective Date; Warehouse Agreement in Full Force and Effect as Amended.
          (a) Section 1 through Section 18 of this Amendment shall become effective (the “Effective Date”) on the later to occur of (i) when the Agent shall have received counterparts of this Amendment executed by the Borrower, the Agent and each Lender and (ii) April 21, 2011.
          (b) Except as specifically amended hereby, the Warehouse Agreement shall remain in full force and effect. All references to the Warehouse Agreement shall be deemed to mean the Warehouse Agreement as modified hereby. This Amendment shall not constitute a novation of the Warehouse Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and conditions of the Warehouse Agreement, as amended by this Amendment, as though such terms and conditions were set forth herein.
     Section 20. Miscellaneous.
          (a) This Amendment may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which when so executed and delivered shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.
          (b) The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.
          (c) Each of the Agent, the Lenders and the Collateral Agent do not waive and have not waived, and hereby expressly reserve, its right at any time to take any and all actions, and to exercise any and all remedies, authorized or permitted under the Warehouse Agreement, as amended, or any of the other Loan Documents, as amended, or available at law or equity or otherwise. Without limiting the foregoing, nothing in this Amendment constitutes a waiver of any Facility Event of Default under the Warehouse Agreement, or of any condition to Advances thereunder.
          (d) Any provision in this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          (e) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAW).

[First Amendment to Warehouse Loan Agreement]
     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ALC WAREHOUSE BORROWER, LLC, as Borrower By: Air Lease Corporation Its: Manager
By:	/s/ James C. Clarke
Name:	James C. Clarke
Title:	Senior Vice President & Chief Financial Officer

[First Amendment to Warehouse Loan Agreement]

CREDIT SUISSE AG, NEW YORK BRANCH, as Agent
By:	/s/ Scott Corman
	Name:	Scott Corman
	Title:	Managing Director

By:	/s/ David Center
	Name:	David Center
	Title:	Vice President

[First Amendment to Warehouse Loan Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Designated Lender
By:	/s/ Kim M. Cuozzo
	Name:	Kim M. Cuozzo
	Title:	Authorized Signatory

By:	/s/ Fred Mastromarino
	Name:	Fred Mastromarino
	Title:	Authorized Signatory

ALPINE SECURITIZATION CORP, as a Conduit Lender By: Credit Suisse AG, New York Branch, as its administrative agent
By:	/s/ Kim M. Cuozzo
	Name:	Kim M. Cuozzo
	Title:	Authorized Signatory

By:	/s/ Fred Mastromarino
	Name:	Fred Mastromarino
	Title:	Vice President

[First Amendment to Warehouse Loan Agreement] COMMONWEALTH BANK OF AUSTRALIA, OFFSHORE BANKING UNIT, as a Designated Lender
By:	/s/ Michael Brown
	Name:	Michael Brown
	Title:	Senior Vice President

[First Amendment to Warehouse Loan Agreement] DEUTSCHE BANK AG, LONDON BRANCH, as a Designated Lender
By:	/s/ Pamela H. Smith
	Name:	Pamela H. Smith
	Title:	Managing Director

By:	/s/ Ian Faraday
	Name:	Ian Faraday
	Title:	Director

[First Amendment to Warehouse Loan Agreement] SCOTIABANK EUROPE PLC, as a Designated Lender
By:	/s/ Eugene Dempsey
	Name:	Eugene Dempsey
	Title:	Director Corporate Banking

[First Amendment to Warehouse Loan Agreement] SOCIÉTÉ GÉNÉRALE, as a Designated Lender
By:	/s/ Anne de Kouchkovsky
	Name:	Anne de Kouchkovsky
	Title:	Managing Director

[First Amendment to Warehouse Loan Agreement] WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Designated Lender
By:	/s/ William Eustis
	Name:	William Eustis
	Title:	Director